                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  June 30, 2000

                               SLEEPMASTER L.L.C.
             (Exact name of registrant as it appears in its charter)

                        Commission file number 333-81987

               New Jersey                                       333-81987                              22-3341313
-------------------------------------------      --------------------------------------     -----------------------------------
     (State or other jurisdiction of                    (Commission file number)                 (IRS Employer ID Number)
      incorporation or organization)


       2001 Lower Road, Linden, New Jersey                                                             07036-6520
---------------------------------------------------------                                   -----------------------------------
    (Address of principal executive offices)                                                           (Zip Code)

                                                            (732) 381-5000
------------------------------------   ----------------------------------------------------------    --------------------------
                                          (Registrant's telephone number, including area code)

ITEM 7. Financial Statements and Exhibits

On July 17, 2000, Sleepmaster L.L.C. ("Sleepmaster") filed a Current Report on Form 8-K to report its acquisition of Crescent Sleep Products Company ("Crescent"). Pursuant to Item 7 of Form 8-K, Sleepmaster indicated that it would file certain financial information no later than the date required under
Item 7 of Form 8-K. This Amendment is filed to provide the required financial information.

       (a) Financial Statements of Business Acquired

         The following audited financial statements of Crescent are included herein:

           Report of Independent Public Accountants
           Balance Sheets as of December 31, 1999 and 1998
           Statements of Operations for the Year Ended December 31, 1999, and
              the Period from January 20, 1998 (Inception) to December 31, 1998 Statements of Shareholders' Equity for the Year Ended December 31,
              1999, and the Period from January 20, 1998 (Inception) to December 31, 1998
           Statements of Cash Flows for the Year Ended December 31,
              1999, and the Period from January 20, 1998 (Inception) to December 31, 1998
           Notes to Financial Statements

           Report of Independent Public Accountants
           Statements of Operations for the Period from January 1, 1998 to
              March 17, 1998, and for the Year Ended December 31, 1997 Statements of Shareholders' Equity for the Period from January 1,
              1998 to March 17, 1998, and for the Year Ended December 31, 1997 Statements of Cash Flows for the Period from January 1, 1998 to
              March 17, 1998, and for the Year Ended December 31, 1997
           Notes to Financial Statements

         The following unaudited interim financial statements of Crescent are included herein:

           Unaudited Condensed Balance Sheet as of March 31, 2000
           Unaudited Condensed Statements of Income for the Three Months Ended
              March 31, 2000 and 1999
           Unaudited Condensed Statements of Cash Flows for the Three Months
              Ended March 31, 2000 and 1999
           Notes to Unaudited Condensed Financial Statements

       (b) Pro Forma Financial Information

         The following unaudited pro forma financial information of Sleepmaster and Crescent is included herein:

           Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
              March 31, 2000
           Unaudited Pro Forma Condensed Consolidated Statement of Income for
              the Year Ended December 31, 1999
           Unaudited Pro Forma Condensed Consolidated Statement of Income for
              the Three Months Ended March 31, 2000
           Notes to Unaudited Pro Forma Condensed Consolidated Financial
              Information

       (c) Exhibits

2.1 Agreement and Plan of Merger, dated June 29, 2000, by and among Sleepmaster L.L.C., as buyer, Crescent Acquisition Corp., as buyer subsidiary, and Crescent Sleep Products Company (incorporated by reference to Exhibit 2.1 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333- 81987).

4.1 Trust Indenture, dated September 1, 1999, between The Guilford County Industrial Facilities and Pollution Control Financing Authority, as Issuer, and U.S. Bank Trust National Association, as Trustee, securing $5,900,000 in aggregate principal amount of The Guilford County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Crescent Sleep Products Company Project) Series 1999 (incorporated by reference to Exhibit 4.1 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

4.2 Indenture of Trust, dated March 1, 1995, by and between First-Citizens Bank & Trust Company, as Trustee, and Iowa Finance Authority relating to the issuance of $3,000,000 Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project) Series 1995 (incorporated by reference to Exhibit 4.2 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.1 Third Amended and Restated Credit Agreement, dated June 30, 2000, among Sleepmaster L.L.C., as borrower, Sleepmaster Holdings L.L.C., as the Parent, the Domestic Subsidiaries of Sleepmaster L.L.C., as guarantors, the lenders party thereto and First Union National Bank, as administrative agent (incorporated by reference to Exhibit 10.1 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.2 Third Amended and Restated Pledge Agreement, dated June 30, 2000, among Sleepmaster L.L.C., as Borrower, the guarantors listed on the signature page thereto and First Union National Bank, as Administrative Agent (incorporated by reference to Exhibit 10.2 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.3 Third Amended and Restated Security Agreement, dated June 30, 2000, among Sleepmaster L.L.C., as Borrower, the Domestic Subsidiaries of the Borrower and First Union National Bank, as administrative agent (incorporated by reference to Exhibit 10.3 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.4 License Agreement and Memorandum of Agreement, each dated March 17, 1998, by and between Serta, Inc. and Crescent Sleep Products Company covering certain territories in South Carolina (incorporated by reference to Exhibit 10.4 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.5 License Agreement and Memorandum of Agreement, each dated March 17, 1998, by and between Serta, Inc. and Crescent Sleep Products Company covering certain territories in Nebraska (incorporated by reference to Exhibit 10.5 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.6 License Agreement and Memorandum of Agreement, each dated March 17, 1998, by and between Serta, Inc. and Crescent Sleep Products Company covering certain territories in Georgia (incorporated by reference to Exhibit 10.6 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.7 Negotiated Contract Agreement, dated March 1, 1999, between Crescent Sleep Products Company and Union of Needletrades, Industrial and Textile Employees AFL-CIO, CLC (incorporated by reference to Exhibit
         10.7 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.8 Loan Agreement, dated March 1, 1995, by and between the Iowa Finance Authority, as Issuer, a public instrumentality and agency duly organized and existing under the laws of the State of Iowa and Dixie Bedding Company (incorporated by reference to Exhibit 10.8 to Company's Report on Form 8- K dated July 17, 2000 (File No. 333-81987).

10.9 Irrevocable Letter of Credit issued on March 1, 1995, in the amount of $3,262,500 at the request and for the account of Dixie Bedding Company in favor of First-Citizens Bank & Trust Company, as Trustee under the Trust Indenture (incorporated by reference to Exhibit 10.9 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.10 Supplemental Assignment and Assumption Agreement, dated March 17, 1998, by and between Dixie Bedding Company, Crescent Sleep Products Company and the Iowa Finance Authority and acknowledged by First-Citizens Bank & Trust Company, as Trustee, under the Trust Indenture (incorporated by reference to Exhibit 10.10 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.11 Amended and Restated Reimbursement and Security Agreement, dated March 17, 1998, by and among Crescent Sleep Products Company, Dixie Bedding Company and Wachovia Bank, National Association (incorporated by reference to Exhibit 10.11 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.12 Loan Agreement, dated September 1, 1999, by and between The Guilford County Industrial Facilities and Pollution Control Financing Authority, as Issuer, and Crescent Sleep Products Company (incorporated by reference to Exhibit 10.12 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.13 Employment Agreement, dated June 30, 2000, by and among Crescent Sleep Products Company, Sleepmaster L.L.C. and Stanley Webster (incorporated by reference to Exhibit 10.13 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.14 Employment and Management Securities Agreement, dated June 30, 2000, by and among Crescent Sleep Products Company, Sleepmaster Holdings L.L.C., Sleep Investor L.L.C. and Hampton Culler (incorporated by reference to
         Exhibit 10.14 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.15 Employment and Management Securities Agreement, dated June 30, 2000, by and among Crescent Sleep Products Company, Sleepmaster Holdings L.L.C., Sleep Investor L.L.C. and Charles Johnson (incorporated by reference to
         Exhibit 10.15 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.16 Employment and Management Securities Agreement, dated June 30, 2000, by and among Crescent Sleep Products Company, Sleepmaster Holdings L.L.C., Sleep Investor L.L.C. Thomas Sanfilippo (incorporated by reference to
         Exhibit 10.16 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

10.17 Board of Advisor and Unit Purchase Agreement, dated June 30, 2000, by and among Sleepmaster Holdings L.L.C., Sleepmaster L.L.C., R. Guy Boyle and Sleep Investor L.L.C. (incorporated by reference to Exhibit 10.17 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987)

10.18* Third Amended and Restated Limited Liability Company Operating Agreement, dated June 30, 200, by and among Sleepmaster Holding, L.L.C and each of the persons designated as a Member on Schedule A attached thereto.

99.1 Press release issued by Sleepmaster L.L.C. on June 30, 2000 (incorporated by reference to Exhibit 99.1 to Company's Report on Form 8-K dated July 17, 2000 (File No. 333-81987).

* Filed herewith.

CRESCENT SLEEP PRODUCTS COMPANY


Financial Statements as of December 31, 1999 and 1998

Together with Report of Independent Public Accountants

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Crescent Sleep Products Company:

We have audited the accompanying balance sheets of Crescent Sleep Products Company (a Delaware corporation) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, as restated - see Note 3. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crescent Sleep Products Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, in conformity with accounting principles generally accepted in the United States.




Greensboro, North Carolina,
August 15, 2000.

                         CRESCENT SLEEP PRODUCTS COMPANY

                  BALANCE SHEETS -- DECEMBER 31, 1999 AND 1998



                              ASSETS (NOTE 5)                                         1999              1998
                                                                                   -----------       -----------
CURRENT ASSETS:
     Cash and cash equivalents                                                     $ 2,767,367       $ 2,034,216
     Restricted cash from bond proceeds                                              1,870,008                 0
     Accounts receivable - Trade, less allowance for doubtful accounts of
         $413,000 and $132,000 in 1999 and 1998, respectively                        6,926,724         6,009,500
     Accounts receivable - Serta, Inc.                                                 472,236           427,207
     Other receivables                                                                 332,051           182,510
     Inventories                                                                     3,197,984         2,660,491
     Prepaid and other current assets                                                   96,581           227,667
     Deferred income taxes                                                             539,000           197,000
                                                                                   -----------       -----------
                       Total current assets                                         16,201,951        11,738,591
PROPERTY AND EQUIPMENT, net                                                         16,614,440        11,046,663
DEFERRED INCOME TAXES                                                                4,405,000                 0
GOODWILL, net                                                                       51,261,352        57,293,337
DEFERRED FINANCING COSTS, net                                                          981,144           855,646
OTHER ASSETS                                                                            49,082           108,791
                                                                                   -----------       -----------
                                                                                   $89,512,969       $81,043,028
                                                                                   ===========       ===========

                         CRESCENT SLEEP PRODUCTS COMPANY

                                 LIABILITIES AND
                                  SHAREHOLDERS'                                               1999                1998
                                    EQUITY                                                ------------        ------------
CURRENT LIABILITIES:
     Current portion of long-term debt                                                    $  6,776,000        $  5,686,000
     Accounts payable                                                                        2,493,172           2,131,879
     Payable to contractor                                                                   1,947,825                   0
     Accrued advertising expenses                                                            1,096,560             805,178
     Accrued promotional expenses                                                              471,376             641,932
     Accrued bonus and profit sharing                                                        1,170,486             849,006
     Accrued interest                                                                          128,524           1,003,890
     Accrued management fees                                                                   301,875             205,000
     Income taxes payable                                                                      450,665             283,351
     Other accrued expenses                                                                  1,056,285             689,205
                                                                                          ------------        ------------
                       Total current liabilities                                            15,892,768          12,295,441
                                                                                          ------------        ------------
LONG-TERM LIABILITIES:
     Bonds payable                                                                           8,900,000           3,000,000
     Long-term debt                                                                         40,575,433          47,191,005
     Stock appreciation rights                                                              11,900,000           5,200,000
     Deferred income taxes                                                                           0             149,000
                                                                                          ------------        ------------
                       Total long-term liabilities                                          61,375,433          55,540,005
                                                                                          ------------        ------------
                                                                                            77,268,201          67,835,446
                                                                                          ------------        ------------
COMMITMENTS AND CONTINGENCIES (Note 12)
SHAREHOLDERS' EQUITY:
     Common stock-
          Class A voting; $.01 par value; 2,000,000 shares authorized, 955,000
              shares issued and outstanding                                                      9,550               9,550
          Class B nonvoting, $.01 par value; 300,000 shares authorized, 152,222
              shares issued and outstanding                                                      1,522               1,522
          Additional paid-in capital                                                        11,038,928          11,038,928
          Stock warrants                                                                     1,756,000           1,000,000
          Retained (deficit) earnings                                                         (561,232)          1,157,582
                                                                                          ------------        ------------
                       Total shareholders' equity                                           12,244,768          13,207,582
                                                                                          ------------        ------------
                                                                                          $ 89,512,969        $ 81,043,028
                                                                                          ============        ============


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                         CRESCENT SLEEP PRODUCTS COMPANY

                            STATEMENTS OF OPERATIONS
            FOR THE YEAR ENDED DECEMBER 31, 1999, AND THE PERIOD FROM
               JANUARY 20, 1998 (INCEPTION), TO DECEMBER 31, 1998




                                                                                               1999                1998
                                                                                           ------------        ------------
REVENUES:
     Net sales                                                                             $ 77,878,195        $ 51,808,712
     Other                                                                                      754,804             605,396
                                                                                           ------------        ------------
                                                                                             78,632,999          52,414,108
                                                                                           ------------        ------------
COST OF GOODS SOLD:
     Direct raw materials                                                                    32,122,619          21,426,401
     Plant labor and overhead                                                                 9,829,533           6,383,959
                                                                                           ------------        ------------
                                                                                             41,952,152          27,810,360
                                                                                           ------------        ------------
                       Gross profit                                                          36,680,847          24,603,748
                                                                                           ------------        ------------
OPERATING EXPENSES:
     Selling and advertising                                                                 13,447,516           8,975,478
     General and administrative                                                              12,196,698           3,704,982
     Delivery                                                                                 3,081,915           2,154,355
     Amortization of goodwill                                                                 3,880,985           3,193,396
                                                                                           ------------        ------------
                       Total operating expenses                                              32,607,114          18,028,211
                                                                                           ------------        ------------
                       Net operating income                                                   4,073,733           6,575,537
                                                                                           ------------        ------------
OTHER EXPENSE:
     Interest, net                                                                            5,312,502           4,672,847
     Other, net                                                                                  42,045               7,757
                                                                                           ------------        ------------
                                                                                              5,354,547           4,680,604
                                                                                           ------------        ------------
                       Income (loss) before benefit (provision) for income taxes             (1,280,814)          1,894,933
BENEFIT (PROVISION) FOR INCOME TAXES                                                            318,000            (737,351)
                                                                                           ------------        ------------
NET (LOSS) INCOME                                                                          $   (962,814)       $  1,157,582
                                                                                           ============        ============





                 The accompanying notes to financial statements
                   are an integral part of these statements.

                         CRESCENT SLEEP PRODUCTS COMPANY

                       STATEMENTS OF SHAREHOLDERS' EQUITY
            FOR THE YEAR ENDED DECEMBER 31, 1999, AND THE PERIOD FROM
               JANUARY 20, 1998 (INCEPTION), TO DECEMBER 31, 1998


                                                                    CLASS A                                 CLASS B
                                                       --------------------------------        --------------------------------
                                                                 COMMON STOCK                             COMMON STOCK
                                                       --------------------------------        --------------------------------
                                                          SHARES              AMOUNT              SHARES              AMOUNT
                                                       ------------        ------------        ------------        ------------
BALANCE, January 20, 1998 (inception)                             0        $          0                   0        $          0
     Issuance of common stock                               955,000               9,550             125,000               1,250
     Issuance of stock warrants                                   0                   0                   0                   0
     Conversion of stock warrants to nonvoting
       common stock                                               0                   0              27,222                 272
     Net income                                                   0                   0                   0                   0
                                                       ------------        ------------        ------------        ------------
BALANCE, December 31, 1998                                  955,000               9,550             152,222               1,522
     Accretion of stock warrants                                  0                   0                   0                   0
     Net loss                                                     0                   0                   0                   0
                                                       ------------        ------------        ------------        ------------
BALANCE, December 31, 1999                                  955,000        $      9,550             152,222        $      1,522
                                                       ============        ============        ============        ============




                                                        ADDITIONAL                               RETAINED
                                                         PAID-IN               STOCK             (DEFICIT)
                                                         CAPITAL             WARRANTS             EARNINGS              TOTAL
                                                       ------------        ------------         ------------         ------------
BALANCE, January 20, 1998 (inception)                  $          0        $          0         $          0                    $
     Issuance of common stock                            10,789,200                   0                    0           10,800,000
     Issuance of stock warrants                                   0           1,250,000                    0            1,250,000
     Conversion of stock warrants to nonvoting
       common stock                                         249,728            (250,000)                   0                    0
     Net income                                                   0                   0            1,157,582            1,157,582
                                                       ------------        ------------         ------------         ------------
BALANCE, December 31, 1998                               11,038,928           1,000,000            1,157,582           13,207,582
     Accretion of stock warrants                                  0             756,000             (756,000)                   0
     Net loss                                                     0                   0             (962,814)            (962,814)
                                                       ------------        ------------         ------------         ------------
BALANCE, December 31, 1999                             $ 11,038,928        $  1,756,000         $   (561,232)        $ 12,244,768
                                                       ============        ============         ============         ============


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                         CRESCENT SLEEP PRODUCTS COMPANY

                            STATEMENTS OF CASH FLOWS
            FOR THE YEAR ENDED DECEMBER 31, 1999, AND THE PERIOD FROM
               JANUARY 20, 1998 (INCEPTION), TO DECEMBER 31, 1998


                                                                                      1999                 1998
                                                                                  ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income                                                            $   (962,814)        $  1,157,582
     Adjustments to reconcile net (loss) income to net cash provided by operating activities-
              Depreciation and amortization                                          5,112,765            3,804,940
              Amortization of debt discount                                            160,428              127,005
              Deferred income taxes                                                 (2,699,000)             (48,000)
              Increase in SAR liability                                              6,700,000                    0
              Loss on sale of equipment                                                  1,712                9,255
              Changes in current assets and liabilities:
                   Accounts receivable                                              (1,111,794)          (1,189,776)
                   Inventories                                                        (537,493)            (171,643)
                   Prepaid and other assets                                            136,625                6,338
                   Accounts payable                                                    361,293              607,035
                   Accrued expenses                                                    (15,105)           2,833,143
                   Income taxes payable                                                167,314              283,351
                                                                                  ------------         ------------
                       Net cash provided by operating activities                     7,313,931            7,419,230
                                                                                  ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                            (6,691,471)            (314,099)
     Increase in payable to contractor                                               1,947,825                    0
     Proceeds from sale of property and equipment                                       12,437                5,500
     Payments for acquisition and related costs                                              0          (68,924,000)
                                                                                  ------------         ------------
                       Net cash used in investing activities                        (4,731,209)         (69,232,599)
                                                                                  ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase in bonds payable, net of restricted bond proceeds
          of $1,870,008                                                              4,029,992                    0
     Payments of long-term debt                                                     (5,686,000)          (3,000,000)
     Borrowings on revolving credit agreement                                        2,700,000            2,000,000
     Payments on revolving credit agreement                                         (2,700,000)          (2,000,000)
     Payments of deferred financing fees                                              (193,563)            (952,415)
     Issuance of long-term debt and warrants                                                 0           57,000,000
     Issuance of common stock                                                                0           10,800,000
                                                                                  ------------         ------------
                       Net cash (used in) provided by financing activities          (1,849,571)          63,847,585
                                                                                  ------------         ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                              733,151            2,034,216
CASH AND CASH EQUIVALENTS, beginning of period                                       2,034,216                    0
                                                                                  ------------         ------------
CASH AND CASH EQUIVALENTS, end of period                                          $  2,767,367         $  2,034,216
                                                                                  ============         ============

                                                                                      1999                 1998
                                                                                  ------------         ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for interest                                                         $6,216,000           $3,484,000
     Cash paid for income taxes                                                      2,214,000              502,000
                                                                                    ==========           ==========

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
       The Company increased the value of outstanding stock warrants by $756,000 as a charge to retained earnings in 1999.
       The Company revised its estimate of purchase price allocation for the March 17, 1998, transaction described in Note 1 in 1999. The impact of this change in estimate was an increase to deferred income tax assets and accrued liabilities of $2,197,000 and $46,000, respectively, and a decrease to goodwill of $2,151,000 as of January 1, 1999.


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                         CRESCENT SLEEP PRODUCTS COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1. NATURE OF BUSINESS AND ACQUISITION:


NATURE OF BUSINESS

Crescent Sleep Products Company (the Company) is engaged in manufacturing and selling bedding products under the brand name of Serta. The Company's manufacturing facilities are located in North Carolina, Georgia and Iowa. Licensee agreements with Serta, Inc. (Serta) establish exclusive manufacturing rights for the Company within the entire states of North Carolina, South Carolina, Nebraska, North Dakota and Minnesota, most of Georgia, Iowa and South Dakota and parts of Wisconsin. The Company also participates with other Serta licensees in sales to regional and national customers under the Serta brand name.

ACQUISITION

On March 17, 1998, the Company purchased the majority of the assets and assumed certain liabilities of Dixie Bedding Company (Dixie) under the terms of the Asset Purchase Agreement (the Agreement) dated March 17, 1998. The acquisition consideration was $68,924,000 cash plus the issuance of $5,200,000 of stock appreciation rights (Note 10). The acquisition was partially financed through borrowings.

The acquisition was accounted for in accordance with the purchase method of accounting, which requires assets and liabilities to be stated at their fair values at the acquisition date. A portion of the purchase price was allocated to identifiable tangible and intangible assets, with the remaining amount allocated to goodwill. The assets acquired and liabilities assumed were recorded based upon estimates of fair value at the date of the acquisition. In 1999, management finalized its allocation of the Dixie purchase price as follows:


Accounts receivable                                    $  5,429,000
Inventory                                                 2,489,000
Property, plant and equipment                            11,262,000
Deferred income tax assets                                2,197,000
Other assets                                              2,027,000
Accounts payable and accrued expenses                    (2,932,000)
Note payable                                             (1,684,000)
Bonds payable                                            (3,000,000)
Stock appreciation rights                                (5,200,000)
Goodwill                                                 58,336,000
                                                       ------------
                                                       $ 68,924,000
                                                       ============

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


PERIOD OF OPERATIONS

The accompanying financial statements for 1998 reflect the results of operations for the period from January 20, 1998 (inception), to December 31, 1998. The Company was inactive from formation until the acquisition described in Note 1 on March 17, 1998. The accompanying financial statements for 1999 reflect the results of operations for the 12 months ended December 31, 1999.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash in banks, cash on hand, and highly liquid investments with original maturities of three months or less.

RESTRICTED CASH FROM BOND PROCEEDS

As of December 31, 1999, the Company had $1,870,008 of cash from bonds which is restricted to the payment of expenditures related to the Company's new manufacturing facility in Guilford County, North Carolina (Notes 5 and 7).

ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

Substantially all of the Company's accounts receivables are concentrated in the furniture industry. In the normal course of business, the Company extends credit, on open accounts, to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of its customers' financial conditions, and does not require collateral. Allowances are maintained for potential credit losses.

INVENTORIES

Inventories are valued at the lower of cost (FIFO) or market and include the costs of materials, direct labor and manufacturing overhead.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for financial reporting purposes using the straight-line and double declining-balance methods over the following estimated useful lives of the assets:

Land improvements                                                20 years
Buildings and improvements                                       39 years
Machinery and equipment                                          10 years
Automobiles and trucks                                            5 years
Office furniture and fixtures                               7 to 10 years

Accelerated methods are used for income tax reporting purposes. Leasehold improvements are amortized over the shorter of the terms of the leases or lives of the assets. The costs of major improvements are capitalized, while the costs of maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed when incurred. The cost of assets retired or otherwise disposed of and the accumulated depreciation thereon are removed from the accounts, with any gain or loss realized upon the sale or disposal charged or credited to earnings at the time of the asset retirement or disposal.

GOODWILL

Goodwill represents the excess of the purchase price paid over the fair value of net assets acquired and is amortized on a straight-line basis over 15 years. Accumulated amortization was $7,074,000 at December 31, 1999, and $3,193,000 at December 31, 1998.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically assesses the potential for impairment of its long-lived assets (namely, property and equipment and goodwill) by determining whether the depreciation/amortization of the asset over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, would be measured based on the excess of the asset balance to the projected discounted future results using a discount rate reflecting the Company's average cost of funds.

DEFERRED FINANCING FEES

Deferred financing fees are being amortized over the life of the related debt. Accumulated amortization was $229,000 at December 31, 1999, and $100,000 at December 31, 1998.

ADVERTISING COSTS

The Company expenses advertising costs, consisting primarily of cooperative advertising with dealers and retailers, when revenue from sales to customers is recorded. Advertising costs for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, amounted to $6,009,000 and $4,536,000, respectively.

PROMOTIONAL COSTS

Promotional costs, consisting primarily of conferences sponsored by the Company, are expensed as earned by customers based on purchases under the program.

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax basis. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the income statement in the period of the tax rate change. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEBT DISCOUNT

In connection with the acquisition discussed above, the Company issued a senior subordinated note payable in the amount of $16,000,000 (see Note 6). A debt discount of $1,250,000 was recorded as an offset to this debt to reflect the value of warrants to purchase 136,111 shares of common stock which were issued in conjunction with the note (see Note 6). This discount is being amortized over the life of the note as an increase to interest expense.

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic-value method prescribed in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Certain employees of the Company have been granted stock options (Note 9). In electing to follow APB No. 25, the Company is obliged to provide the expanded disclosures required under SFAS No. 123 for stock-based compensation including, if material, disclosure of pro forma additional compensation expense had compensation expense relating to the stock option grants been measured under the fair value recognition provision of SFAS No. 123. The pro forma amounts of additional compensation expense for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, are $60,000 and $50,000, respectively.

REVENUE RECOGNITION
The Company recognizes revenue at the time of shipment. Appropriate accruals for returns, discounts, rebates and other allowances are recorded as reductions in sales. The Company's bedding products offer limited warranties of up to 10 years against manufacturing defects. The Company's cost of honoring warranty claims is immaterial.

RECLASSIFICATIONS

Certain items in the 1998 financial statements have been reclassified to conform to their 1999 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 - an Amendment of FASB Statement No 133." This statement delays the effective date of SFAS No. 133 one year from June 15, 1999, to June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company plans to adopt the provisions of this statement in the first quarter of 2001. Management believes that the impact of the adoption of SFAS No. 133 will not materially impact the financial position of the Company.

3. RESTATEMENT OF 1999 FINANCIAL STATEMENTS


Subsequent to the original issuance of its 1999 financial statements, the Company discovered an oversight of facts related to the calculation of its allocated potential liability related to Serta's deferred compensation plan for Serta's chief executive officer (Note 12). Had management been aware of these facts, it would have concluded that the likelihood of the Company having a liability related to this plan was probable and would have established a $219,000 liability in 1999. Accordingly, the 1999 financial statements have been restated to correct this error, the effect of which increased the previously reported loss for 1999 by $133,000 to $962,814, after recognizing the related tax effect of $86,000.


4. INVENTORIES:

At December 31, 1999 and 1998, inventories are comprised of the following:

                               1999              1998
                            ----------        ----------
Raw materials               $2,383,326        $1,872,690
Work-in-process                344,033           288,235
Finished goods                 470,625           499,566
                            ----------        ----------
                            $3,197,984        $2,660,491
                            ==========        ==========


5. PROPERTY AND EQUIPMENT:

At December 31, 1999 and 1998, property and equipment are comprised of the following:

                                              1999                1998
                                           -----------        -----------
Land and land improvements                 $ 2,289,704        $ 1,015,723
Buildings and improvements                   7,604,077          4,835,088
Machinery and equipment                      6,792,917          4,514,546
Automobiles and trucks                         917,227            776,134
Office furniture and fixtures                  511,646            413,747
Leasehold improvements                          80,540              6,200
CIP                                             38,518                  0
                                           -----------        -----------
                                            18,234,629         11,561,438
Less - Accumulated depreciation              1,620,189            514,775
                                           -----------        -----------
                                           $16,614,440        $11,046,663
                                           ===========        ===========


Depreciation and amortization expense was approximately $1,110,000 and $515,000 for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, respectively.

As of December 31, 1999, $1,948,000 was owed to vendors related to the construction of the Company's new manufacturing facility in Guilford County, North Carolina (Note 7). These costs are included in the appropriate property and equipment classifications above.

6. LONG-TERM DEBT:

At December 31, 1999 and 1998, long-term debt is comprised of the following:


                                                                                           1999                 1998
                                                                                       ------------         ------------
Senior term loan payable to banks, due in varying installments through December
     31, 2003, principal and interest payable quarterly at the Eurodollar rate plus a variable percentage ranging from 0.75% to 2.75% (8.94% at December
     31, 1999 ) collateralized by substantially all assets                             $ 32,314,000         $ 38,000,000
Senior subordinated notes payable, principal due September 30, 2005, interest
     payable quarterly at 12%                                                            16,000,000           16,000,000
                                                                                       ------------         ------------
                                                                                         48,314,000           54,000,000
Less - Unamortized debt discount related to warrants issued to the senior
     subordinated notes payable holders (Note 9)                                           (962,567)          (1,122,995)
                                                                                       ------------         ------------
                                                                                         47,351,433           52,877,005
Less - Current portion                                                                    6,776,000            5,686,000
                                                                                       ------------         ------------
Long-term debt                                                                         $ 40,575,433         $ 47,191,005
                                                                                       ============         ============

CREDIT AGREEMENT

In connection with the acquisition discussed in Note 1, the Company entered into a revolving credit agreement with two banks expiring in March 2003 providing for borrowings up to $6,000,000, based upon the aggregate revolving commitment amounts plus the aggregate letters-of-credit commitment amounts. As of December 31, 1999, the maximum borrowing base was $6,000,000. Interest is payable quarterly for Eurodollar advances at a rate equal to the adjusted Eurodollar rate plus 2.5%. Interest is payable monthly for reference advances at a note equal to the reference note from U.S. Bonds plus 0.5%, with the exception of reference advances for unpaid drawings with respect to the letters of credit, which shall bear interest at a rate equal to the reference rate plus 0.75%. As of December 31, 1999 and 1998, there were no borrowings outstanding related to the revolving credit facility.

Among other restrictions, the revolving credit agreement, senior term loan and senior subordinated note agreements contain provisions which (i) require the Company to achieve minimum levels of profitability, (ii) restrict the Company's ability to make capital expenditures and (iii) requires that financial ratios must be met with respect to interest and fixed charge coverage and cash flow leverage. The agreements also prohibit the Company from incurring certain additional indebtedness and limit certain investments and dividends. As of December 31, 1999, the Company was in compliance with or had received waivers from the banks for all covenants of the agreements.

The senior term-loan agreement requires mandatory prepayments of principal within 120 days of December 31 if the Company achieves certain excess cash flow levels, as defined, for each year. Prepayments are applied to installments due in reverse order of their maturity. The Company prepaid $936,000 in 1999 and will prepay $1,026,000 in 2000 related to this requirement. The amount of the mandatory prepayment has been included in the current portion of long-term debt in the accompanying balance sheets.

Future maturities of long-term debt as of December 31, 1999, are as follows:

  2000                 $ 6,776,000
  2001                   6,750,000
  2002                   7,375,000
  2003                   5,538,000
  2004                   5,875,000
  Thereafter            16,000,000
                       -----------
                       $48,314,000
                       ===========

7. BONDS PAYABLE:


IOWA

The Iowa Finance Authority (the Issuer) issued Tax-exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project) Series 1996 (the Iowa Bonds) in the aggregate principal amount of $3,000,000 on March 15, 1995. The Iowa Bonds were issued pursuant to an Indenture of Trust dated as of March 1, 1995, between the Issuer and First Citizens Bank & Trust Company, as trustee. The Iowa Bonds mature April 1, 2015, and bear interest to be paid each January 1, April 1, July 1 and October 1, at the weekly rate (5.65% at December 31, 1999), as stated in the indenture.

The proceeds from the sale of the Iowa Bonds were loaned to Dixie pursuant to a loan agreement dated as of March 1, 1995, between the Issuer and Dixie, for purposes of providing the financing for a portion of the costs associated with acquiring, constructing, improving and equipping the mattress manufacturing facility in Clear Lake, Iowa (the Project). The Company assumed the Bonds in connection with the acquisition described in Note 1. The Iowa Bonds are secured by a letter of credit issued by U.S. Bank, National Association (the Credit Issuer) pursuant to a Reimbursement and Security Agreement (the Reimbursement Agreement) dated as of March 1, 1995, between U.S. Bancorp Piper Jaffray, Inc. and Dixie. To secure its obligations under the Reimbursement Agreement, the Company has granted to the Credit Issuer a mortgage and security interest in the real and personal property comprising the Project pursuant to a mortgage and security agreement dated as of March 1, 1995. Crescent elected to replace the provider of the Credit Facility in 1999. The original Credit Facility (formerly arranged with Wachovia Bank of North Carolina, National Association) terminated November 17, 1999. The alternate Credit Facility issued by U.S. Bank, National Association was effective November 15, 1999.

GUILFORD COUNTY

The Guilford County Industrial Facilities and Pollution Control Financing Authority (the Issuer) issued Industrial Development Revenue Bonds (Crescent Sleep Products Company Project) Series 1999 (the Guilford Bonds) in the aggregate principal amount of $5,900,000 on September 17, 1999. The Guilford Bonds were issued pursuant to an Indenture of Trust dated as of September 1, 1999, between the Issuer and U.S. Bank Trust National Association, as trustee. The Guilford Bonds mature September 1, 2019, and bear interest to be paid on a monthly basis at the weekly rate (5.65% at December 31, 1999), as stated in the indenture.

The proceeds from the sale of the Guilford Bonds were loaned to the Company pursuant to a loan agreement dated as of September 1, 1999, between the Issuer and the Company, for purposes of providing the financing for a portion of the costs associated with the cost of acquisition, construction and equipping of a 133,000 square foot facility for the manufacture of mattresses in Guilford County, North Carolina (the Project). The Guilford Bonds are secured by a letter of credit issued by U.S. Bank National Association, Minneapolis, Minnesota (the Credit Issuer). The initial letter of credit was issued pursuant to a Credit Agreement dated as of March 17, 1999, and amended as of September 1, 1999 (the Reimbursement Agreement), between the Company, the Credit Issuer and Antares Capital Corp. The letter of credit custodian is Bank One, Colorado, N.A., Denver, Co. To secure its obligations under the Reimbursement Agreement, the Company has granted to the Credit Issuer a mortgage and security interest in the real and the personal property comprising the Project pursuant to a mortgage and security agreement dated as of September 1, 1999. The project was substantially completed in December 1999.


8. INCOME TAXES:

The components of the income tax provision for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, consisted of:


                                                                        1999            1998
                                                                   ==============   ============
Current provision-
    Federal                                                          $(1,894,000)     $(663,369)
    State                                                               (487,000)      (121,982)
                                                                   --------------   ------------
                 Total current provision                              (2,381,000)      (785,351)
                                                                   --------------   ------------

Deferred benefit-
    Federal                                                            2,149,000         44,000
    State                                                                550,000          4,000
                                                                   --------------   ------------
                 Total deferred benefit                                2,699,000         48,000
                                                                   --------------   ------------
Benefit (provision) for income taxes                                 $   318,000      $(737,351)
                                                                   ==============   ============


Deferred income taxes consisted of the following at December 31, 1999 and 1998:

                                                                         1999             1998
                                                                    ==============    =============
Deferred tax assets-
    Stock appreciation rights                                           $4,674,000      $1,945,000
    Accrued liabilities                                                    462,000         197,000
    Accounts receivable                                                    162,000               0
    Inventory                                                               40,000               0
                                                                     -------------    -------------
                                                                         5,338,000       2,142,000
                                                                    --------------    -------------
Deferred tax liabilities-
    Property and equipment                                                (394,000)       (107,000)
    Intangibles                                                                  0      (1,987,000)
                                                                    --------------    -------------
                                                                          (394,000)     (2,094,000)
                                                                    --------------    -------------
                 Net deferred tax asset                                 $4,944,000     $    48,000
                                                                    ==============    =============

The Company increased its deferred tax assets $2,197,000 in 1999 due to its final allocation of the Dixie purchase price (Note 1).

The Company's effective tax rate differs from the federal statutory rate as indicated in the following reconciliation for the years ended December 31:

                                                                       1999       1998
                                                                    ---------   ---------
    Income tax (benefit) expense at federal statutory rate            (34.0)%     34.0%
    State income tax (benefit) expense, net of federal benefit         (2.8)       4.1
    Nondeductible goodwill                                             11.7        0.0
    Other, net                                                          3.2        0.8
                                                                    ---------   ---------
                                                                      (21.9%)     38.9%
                                                                    =========   =========


9. SHAREHOLDERS' EQUITY:


WARRANTS

In connection with the issuance of the senior subordinated notes payable (Note
6), the Company issued 136,111 warrants to the senior subordinated notes payable holders. Each warrant entitles the holder to receive one share of the Company's nonvoting common stock through March 17, 2007. The warrants have no exercise price and were recorded at their estimated fair value of $1,250,000. Warrant holders converted 27,222 of the originally issued warrants to nonvoting common stock of the Company in 1998, leaving 108,889 warrants outstanding as of December 31, 1999 and 1998.

The warrant agreement allows the warrant holder to require the warrants to be purchased by the Company at fair value any time after March 17, 2003, or earlier if certain conditions set forth in the warrant agreement exist. In addition, the Company can repurchase the warrants at any time after March 17, 2004, at the fair market value. Management will be accreting the value of the warrants to their estimated purchase price at the earliest date the circumstances would allow the warrant holder to require the Company to purchase the warrants. The actual purchase price may vary from management's current estimate. Management estimates the fair value of the outstanding warrants at December 31, 1999, to be $1,756,000. The increase in fair value of the outstanding warrants in 1999 was recorded as a charge to retained earnings.

STOCK OPTIONS

The Company has a stock option plan whereby the Company may grant up to 140,766 shares of voting common stock to employees of the Company. On March 17, 1998, the Company granted options for the purchase of 140,766 shares of common stock to certain members of the Company's management at an exercise price of $10 per share, which represented the common stock's fair value at the date of grant. The options become fully vested at the earlier of the achievement of financial performance measures or March 17, 2008. The options are exercisable through March 17, 2008.

Stock option transactions for the period from January 20, 1998 (inception), to December 31, 1999, were as follows:

                                                                              WEIGHTED
                                                                               AVERAGE
                                                           OPTIONS         EXERCISE PRICE
                                                       ===============     ===============
Options-
    Granted                                                    140,766         $10.00
    Exercised                                                        0            N/A
    Canceled                                                         0            N/A
                                                       ---------------     ---------------
Options outstanding at December 31, 1999                       140,766         $10.00
                                                       ===============     ===============
Exercisable at December 31, 1999                                46,922         $10.00
                                                       ===============     ===============
Available for grant at December 31, 1999                             0            N/A
                                                       ===============     ===============

The weighted average fair value of options granted in 1998 was $4.27. Based on the financial performance of the Company, 46,922 stock options became exercisable in 1999.


10. STOCK APPRECIATION RIGHTS:

In connection with the acquisition described in Note 1, the Company instituted a plan covering key employees of the Company under which cash and/or common stock awards are tied to the value of the Company's common stock. The Company issued 520,000 units valued at $10 each on March 17, 1998. No compensation expense was recognized in 1998 as management believes that there was not a material change in the fair value per unit of the stock appreciation rights from March 17, 1998, to December 31, 1998. The Company recorded $6,700,000 of compensation expense, which is included in general and administrative expenses in the accompanying statement of operations, related to this plan in 1999 based primarily on the estimated change in fair value of the Company, as defined in the plan agreement.


11. PROFIT-SHARING AND 401(k) PLAN:

The Company maintains a defined contribution profit-sharing and 401(k) benefit plan under which substantially all of the Company's employees are covered. The Company, at the discretion of the Board of Directors, may make a contribution to the defined contribution profit-sharing plan. Effective January 1, 1999, the plan was amended such that the Company must make a minimum annual contribution of 3% of total wages for all eligible employees with additional contributions at the discretion of the Board of Directors. The Company recorded contribution expense related to the plan of $487,000 and $338,000 for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, respectively. Under the 401(k) feature of plan, employees may also defer up to a maximum of 18% of their salary in the plan.

12. COMMITMENTS AND CONTINGENCIES:


MANAGEMENT AGREEMENT

In March 1998, the Company entered into a management agreement with its majority shareholder whereby the majority shareholder will provide advisory and consulting services to the Company. This agreement requires the Company to make annual payments of $300,000 plus 3% of free cash flows, as defined. Management fees charged to expense for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, were approximately $519,000 and $505,000, respectively.

LEASE COMMITMENTS

The Company has commitments under operating leases through 2005 which are payable as follows:

2000                                            $  441,000
2001                                               390,000
2002                                               343,000
2003                                               336,000
2004                                               317,000
Thereafter                                          46,000
                                              -------------
                                                $1,873,000
                                              =============

Rent expense related to the operating leases was approximately $193,000 and $136,000 for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, respectively.


COMMITMENT TO SERTA, INC.

Serta licenses the right for manufacturers, such as the Company, to manufacture and distribute Serta brand products. Serta is owned by its licensees located in the United States and has no manufacturing or distribution facilities of its own. Serta's income is derived from base fees from licensees and sales royalty fees. The Company is committed to Serta in the amount of $3,204,000 for 2000 in regard to these fees. The Company paid Serta $2,883,000 and $1,769,000 during the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, respectively, related to these fees. These fees were included in operating expenses on the accompanying statements of operations.

SERTA, INC. DEFERRED COMPENSATION PLAN

Serta has a deferred compensation plan for its chief executive officer to be funded by the shareholders of Serta. The amount of this deferred compensation plan is determined based on the cumulative aggregate profits of all Serta licensees for the years from 1996 to 2000 in excess of certain benchmarks determined by Serta. The required funding of this plan will be in five equal payments from 2001 to 2005. Interest will accrue on any obligations at the five-year Treasury Bill rate. As of December 31, 1999, the Company's allocated potential liability related to this plan is $219,000 and is included in other accrued expenses in the accompanying balance sheets.

LITIGATION AND OTHER CONTINGENCIES

The Company, in the normal course of business, has commitments, lawsuits, contingent liabilities and claims; however, based on facts currently known, the Company does not expect that the resolution of any of these matters will have a material adverse effect on its financial position.

13. MAJOR CUSTOMERS AND VENDORS:

One of the Company's customers accounted for 23% and 22% of the Company's net sales for the year ended December 31, 1999, and the period from January 20, 1998 (inception), to December 31, 1998, respectively. Amounts receivable from this customer represented approximately 11% and 14% of the trade accounts receivable balance at December 31, 1999 and 1998, respectively.

Purchases of raw materials from one vendor represented approximately 38% of total raw material purchases for both 1999 and 1998, respectively.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS:

Due to the short maturities of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying value of these financial instruments approximates fair value. The carrying amounts of borrowings under the senior term loan and bonds payable approximate fair value because the interest rates adjust to market rates. Management estimates the fair value of the senior subordinated notes payable to be approximately $13,900,000 at December 31, 1999, using the discounted cash flows method. The carrying value of the senior subordinated notes payable is $15,037,433 at December 31, 1999.

15. SUBSEQUENT EVENTS:

On March 1, 2000, the Company sold its former manufacturing facility in Greensboro, North Carolina, for approximately $912,000, resulting in a gain on the sale of approximately $236,000.

On June 30, 2000, pursuant to the terms of an agreement and plan of merger, by and among the Company and Sleepmaster L.L.C. (an SEC registrant), Sleepmaster acquired all of the capital stock of the Company for a total purchase price of approximately $126,500,000 minus the amount of outstanding debt and related interest (bank debt and bonds) plus any tax refund proceeds of the Company. The senior term loan and senior subordinated notes payable, including prepayment penalties of $320,000, were paid at closing and Sleepmaster assumed the $8,900,000 of bonds payable. Under the terms of the agreement, $8,500,000 of the purchase price was placed in escrow, with $4,250,000 to be released on June 30, 2001, and the remainder to be available on February 28, 2002.

As described in Note 9, key employees of the Company own stock appreciation rights covering 520,000 reference shares, in the aggregate. Each stock appreciation right was settled by a cash payment with the same rights (to escrow and tax refund funds) as a holder of common stock.

These same individuals hold options to purchase 140,766 shares of the Company's common stock. Of the total 140,766 options, 81,109 options were settled by a cash payment with the same rights as a holder of common stock. The remaining 59,657 options were converted to options to purchase an aggregate of 287.52 Class C common units and 1,439.22 preferred units of Sleepmaster Holdings LLC, the majority owner of Sleepmaster.

As described in Note 8, there were 136,111 warrants issued in connection with the senior subordinated notes payable, of which 108,889 were outstanding at June 29, 2000. These warrants were settled by a cash payment with the same rights as a holder of common stock.

The funds for the settlement of the stock appreciation rights, stock options and warrants came from the purchase price described above.

DIXIE BEDDING COMPANY


Statements of Operations, Shareholders' Equity and Cash Flows for the Period From January 1, 1998, to March 17, 1998, and for the Year Ended December 31, 1997
Together with Report of Independent Public Accountants

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Dixie Bedding Company:

We have audited the accompanying statements of operations, shareholders' equity and cash flows of Dixie Bedding Company (a North Carolina Subchapter S corporation) for the period from January 1, 1998, to March 17, 1998, and for the year ended December 31, 1997 as restated - see Note 3. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Dixie Bedding Company for the period from January 1, 1998, to March 17, 1998, and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.




Greensboro, North Carolina,
August 15, 2000.

                              DIXIE BEDDING COMPANY

                            STATEMENTS OF OPERATIONS
  FOR THE PERIOD FROM JANUARY 1, 1998 TO MARCH 17, 1998, AND FOR THE YEAR ENDED
                               DECEMBER 31, 1997



                                                                                            1998                1997
                                                                                       ===============      ==============

                                                                                          (11 WEEKS)          (52 WEEKS)

REVENUES:
    Net sales                                                                            $ 11,092,191        $ 54,973,598
    Other                                                                                      98,457             337,843
                                                                                       ---------------      --------------
                                                                                           11,190,648          55,311,441
                                                                                       ---------------      --------------
COST OF GOODS SOLD:
    Direct raw materials                                                                    4,698,562          22,857,735
    Plant labor and overhead                                                                1,471,615           7,271,078
                                                                                       ---------------      --------------
                                                                                            6,170,177          30,128,813
                                                                                       ---------------      --------------
                 Gross profit                                                               5,020,471          25,182,628
                                                                                       ---------------      --------------
OPERATING EXPENSES:
    Selling and advertising                                                                 1,968,361           9,460,358
    General and administrative                                                             10,598,920           4,564,716
    Delivery                                                                                  499,995           2,335,211
    Transaction expenses                                                                      924,179                   0
                 Total operating expenses                                              ---------------      --------------
                                                                                           13,991,455          16,360,285
                                                                                       ---------------      --------------
                 Net operating (loss) income                                               (8,970,984)          8,822,343
                                                                                       ---------------      --------------
OTHER INCOME (EXPENSES):
    Interest, net                                                                              27,231             135,077
    Other, net                                                                                 (5,160)            (19,085)
                                                                                       ---------------      --------------
                                                                                               22,071             115,992
                                                                                       ---------------      --------------
NET (LOSS) INCOME                                                                        $ (8,948,913)       $  8,938,335
                                                                                       ===============      ==============

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              DIXIE BEDDING COMPANY

                       STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE PERIOD FROM JANUARY 1, 1998, TO MARCH 17, 1998,
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                  CLASS A                     CLASS B
                                                         -------------------------    ------------------------
                                                               COMMON STOCK                 COMMON STOCK
                                                         -------------------------    ------------------------
                                                           SHARES         AMOUNT        SHARES        AMOUNT
                                                         ==========    ===========    =========    ===========

BALANCE, January 1, 1997                                     1,660     $   16,600       14,940     $  149,400
    Net income                                                   0              0            0              0
    Dividends declared                                           0              0            0              0
                                                         ----------    -----------    ---------    -----------
BALANCE, December 31, 1997                                   1,660         16,600       14,940        149,400
    Net loss                                                     0              0            0              0
                                                         ----------    -----------    ---------    -----------
BALANCE, March 17, 1998                                      1,660     $   16,600       14,940      $ 149,400
                                                         ==========    ===========    =========    ===========

                                                         ADDITIONAL
                                                           PAID-IN            RETAINED
                                                           CAPITAL            EARNINGS           TOTAL
                                                     ===================   ==============   ===============
BALANCE, January 1, 1997                                 $            0     $ 9,801,944       $ 9,967,944
    Net income                                                        0       8,938,335         8,938,335
    Dividends declared                                                0      (7,150,644)       (7,150,644)
                                                     -------------------   --------------   ---------------
BALANCE, December 31, 1997                                            0      11,589,635        11,755,635
    Net loss                                                          0      (8,948,913)       (8,948,913)
                                                     -------------------   --------------   ---------------
BALANCE, March 17, 1998                                  $            0     $ 2,640,722       $ 2,806,722
                                                     ===================   ==============   ===============

                              DIXIE BEDDING COMPANY

                            STATEMENTS OF CASH FLOWS
             FOR THE PERIOD FROM JANUARY 1, 1998, TO MARCH 17, 1998,
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                         1998                 1997
                                                                                   ================     ===============

                                                                                      (11 WEEKS)           (52 WEEKS)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income                                                                $ (8,948,913)       $  8,938,335
    Adjustments to reconcile net (loss) income to net cash provided by operating activities-
          Depreciation and amortization                                                   194,322             979,320
          Loss on sale of equipment                                                             0                 256
          Changes in current assets and liabilities:
              Accounts receivable                                                        (398,736)           (165,640)
              Inventories                                                                  (9,164)            (79,209)
              Prepaid and other assets                                                   (153,379)            116,252
              Accounts payable                                                             77,496           1,141,758
              Accrued expenses                                                         10,123,004              99,003
                                                                                   ----------------     ---------------
                 Net cash provided by operating activities                                884,630          11,030,075
                                                                                   ----------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                                   (14,899)           (537,361)
    Proceeds from sale of property and equipment                                                0              16,818
    Purchase of investments                                                                (1,318)                  0
                                                                                   ----------------     ---------------
                 Net cash used in investing activities                                    (16,217)           (520,543)
                                                                                   ----------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES - Dividends paid                                    (691,411)         (8,662,164)
                                                                                   ----------------     ---------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 177,002           1,847,368
CASH AND CASH EQUIVALENTS, beginning of period                                          8,356,721           6,509,353
                                                                                   ----------------     ---------------
CASH AND CASH EQUIVALENTS, end of period                                             $  8,533,723         $ 8,356,721
                                                                                   ================     ===============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid for interest                                                           $     91,191         $   328,800
                                                                                   ================     ===============
SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
    Dividends declared but unpaid at December 31, 1997                               $          0         $   691,411
                                                                                   ================     ===============

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              DIXIE BEDDING COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 17, 1998



1. NATURE OF BUSINESS AND ACQUISITION:

NATURE OF BUSINESS

Dixie Bedding Company (the Company) is engaged in manufacturing and selling bedding products under the brand name of Serta. The Company's manufacturing facilities are located in North Carolina, Georgia and Iowa. Licensee agreements with Serta, Inc. (Serta) establish exclusive manufacturing rights for the Company within the entire states of North Carolina, South Carolina, Nebraska, North Dakota and Minnesota, most of Georgia, Iowa and South Dakota and parts of Wisconsin. The Company also participates with other Serta licensees in sales to regional and national customers under the Serta brand name.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PERIOD OF OPERATIONS

The accompanying financial statements for 1997 reflect the results of operations for the 12 months ended December 31, 1997. The accompanying financial statements for 1998 reflect the results of operations for the period from January 1, 1998, to March 17, 1998. On March 17, 1998, Crescent Sleep Products Company (Crescent) purchased the majority of the assets and assumed certain liabilities of the Company under the terms of the Asset Purchase Agreement dated March 17, 1998 (Note 9).

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash in banks, cash on hand, and highly liquid investments with original maturities of three months or less.

ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

Substantially all of the Company's accounts receivable are concentrated in the furniture industry. In the normal course of business, the Company extends credit, on open accounts, to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of its customers' financial conditions, and does not require collateral. Allowances are maintained for potential credit losses.

INVENTORIES

Inventories are valued at the lower of cost (LIFO) or market and include the costs of materials, direct labor and manufacturing overhead.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for financial reporting purposes using the straight-line and double declining-balance methods over the following estimated useful lives of the assets:

Land improvements                                                   20 years
Buildings and improvements                                          39 years
Machinery and equipment                                             10 years
Automobiles and trucks                                               5 years
Office furniture and fixtures                                  7 to 10 years

Leasehold improvements are amortized over the shorter of the terms of the leases or lives of the assets. The costs of major improvements are capitalized, while the costs of maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed when incurred. The cost of assets retired or otherwise disposed of and the accumulated depreciation thereon are removed from the accounts, with any gain or loss realized upon the sale or disposal charged or credited to earnings at the time of the asset retirement or disposal.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically assesses the potential for impairment of its long-lived assets (namely property and equipment) by determining whether the depreciation/amortization of the asset over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, would be measured based on the excess of the asset balance to the projected discounted future results using a discount rate reflecting the Company's average cost of funds.

ADVERTISING COSTS

The Company expenses advertising costs, consisting primarily of cooperative advertising with dealers and retailers, when revenue from sales to customers is recorded. Advertising costs for period from January 1, 1998, to March 17, 1998 and for the year ended December 31, 1997 amounted to $731,075 and $3,512,508 respectively.

INCOME TAXES

The Company has elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the Company's taxable income.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
The Company recognizes revenue at the time of shipment. Appropriate accruals for returns, discounts, rebates and other allowances are recorded as reductions in sales. The Company's bedding products offer limited warranties of up to 10 years against manufacturing defects. The Company's cost of honoring warranty claims is immaterial.


3. RESTATEMENT OF 1997 FINANCIAL STATEMENTS

Subsequent to the issuance of its 1997 financial statements, the Company discovered that it had failed to provide accruals for employee vacation, had miscalculated its property tax accrual and had miscalculated its sales discount reserve as of December 31, 1997. These errors also existed at the balance sheet dates prior to December 31, 1997. The impact of the correction of these errors was to reduce retained earnings by $273,457 as of January 1, 1997, to $9,801,944. The 1997 statement of operations has not been restated because the impact to the 1997 statement of operations for these errors was not material.

4. BONDS PAYABLE:

IOWA

The Iowa Finance Authority (the Iowa Issuer) issued Tax-exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project) Series 1996 (the Iowa Bonds) in the aggregate principal amount of $3,000,000 on March 15, 1995. The Iowa Bonds were issued pursuant to an Indenture of Trust dated as of March 1, 1995, between the Iowa Issuer and First Citizens Bank & Trust Company, as trustee. The Bonds mature April 1, 2015, and bear interest to be paid each January 1, April 1, July 1 and October 1, at the weekly rate (3.15% at March 17,
1998), as stated in the indenture.

The proceeds from the sale of the Iowa Bonds were loaned to the Company pursuant to a loan agreement dated as of March 1, 1995, between the Iowa Issuer and the Company, for purposes of providing the financing for a portion of the costs associated with acquiring, constructing, improving and equipping the mattress manufacturing facility in Clear Lake, Iowa (the Iowa Project). The Iowa Bonds are secured by a letter of credit issued by Wachovia Bank of North Carolina, National Association (the Iowa Credit Issuer) pursuant to a Reimbursement and Security Agreement (the Iowa Reimbursement Agreement) dated as of March 1, 1995, between the Iowa Credit Issuer and the Company. To secure its obligations under the Iowa Reimbursement Agreement, the Company has granted to the Iowa Credit Issuer a mortgage and security interest in the real and personal property comprising the Iowa Project pursuant to a mortgage and security agreement dated as of March 1, 1995.

COLUMBIA COUNTY

The Development Authority of Columbia County (the Columbia County Issuer) issued Tax-exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project), Series 1996 (the Columbia County Bonds), in the aggregate principal amount of $4,000,000 on February 1, 1996. The Columbia County Bonds were issued pursuant to an Indenture of Trust (the Columbia County Indenture) dated as of February 1, 1996, between the Columbia County Issuer and First Citizens Bank & Trust Company, as trustee. The Columbia County Bonds mature April 1, 2016, and bear interest to be paid each January 1, April 1, July 1 and October 1, commencing April 1, 1997, at the weekly rate (3.30% at March 17,
1998) as stated in the Columbia County Indenture. The proceeds from the sale of the Columbia County Bonds were loaned to the Company pursuant to a Loan Agreement dated February 1, 1996, between the Columbia County Issuer and the Company, for purposes of providing the financing for a portion of the costs associated with acquiring, constructing, improving and equipping the Company's mattress manufacturing facility in Columbia County, Georgia (the Columbia County Project). The Columbia County Bonds are secured by a letter of credit issued by Wachovia Bank of North Carolina, National Association (the Columbia County Credit Issuer) pursuant to a Reimbursement and Security Agreement (the Columbia County Reimbursement Agreement) dated as of February 1, 1996, between the Columbia County Credit Issuer and the Company. To secure its obligations under the Columbia County Reimbursement Agreement, the Company has granted to the Columbia County Credit Issuer a security interest in the real and personal property comprising the Columbia County Project pursuant to a Deed to Secure Debt and Security Agreement dated as of February 1, 1996. The Tax-exempt Adjustable Mode Industrial Development Revenue Bonds for the Development Authority of Columbia County were paid in full based on the sales agreement dated March 17, 1998 (Note 9).


5. PROFIT-SHARING PLAN:

The Company, at the discretion of the Board of Directors, may make a contribution to the defined contribution profit-sharing plan under which substantially all of the Company's employees are covered. The Company recorded contribution expense related to the plan of $73,000 for the period from January 1, 1998, to March 17, 1998, and $343,000 for the year ended December 31, 1997.

6. DEFERRED UNIT INCENTIVE PLAN

The Company maintains a noncontributory unit incentive plan for key employees in which participants are allocated units (phantom shares of stock) each year, based on the pre-tax profit and book value of the Company. If a participant is terminated as an employee of the Company for any reason other than death, disability, normal or early retirement before he has accrued five years of service under the plan and before he has attained age 65, he will forfeit all rights under the plan. The liability under the plan as of March 17, 1998 and December 31, 1997, was $11,898,000 and $2,002,000, respectively. Expense for the period from January 1, 1998, to March 17, 1998 and the year ended December 31, 1997, is $10,044,000 and $295,000, respectively, and is included in general and administrative expenses in the accompanying statements of operations.


7. COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS

The Company has commitments under operating leases through 2003 which are payable as follows:

1998                                            $178,000
1999                                             245,000
2000                                             177,000
2001                                             115,000
2002                                              36,000
2003                                               3,000
                                            ------------
                                                $754,000
                                            ============

Rent expense related to the operating leases was approximately $84,000 and $384,000 for the period from January 1, 1998, to March 17, 1998, and the year ended December 31, 1997, respectively.

COMMITMENT TO SERTA, INC.

Serta licenses the right for manufacturers, such as the Company, to manufacture and distribute Serta brand products. Serta is owned by its licensees located in the United States and has no manufacturing or distribution facilities of its own. Serta's income is derived from base fees from licensees and sales royalty fees. The Company is committed to Serta, in the amount of $1,769,000 for the remainder of 1998 in regard to these fees. The Company paid Serta $476,000 and $2,142,000 during the period from January 1, 1998, to March 17, 1998, and the year ended December 31, 1997, respectively, related to these fees. These fees were included in operating expenses on the accompanying statements of operations.

LITIGATION AND OTHER CONTINGENCIES

The Company, in the normal course of business, has commitments, lawsuits, contingent liabilities and claims; however, based on facts currently known, the Company does not expect that the resolution of any of these matters will have a material adverse effect on its financial position.

Serta has a deferred compensation plan for its chief executive officer to be funded by the shareholders of Serta. The amount of this deferred compensation plan is determined based on the cumulative aggregate profits of all Serta licensees for the years from 1996 to 2000 in excess of certain benchmarks determined by Serta. The required funding of this plan will be in five equal payments from 2001 to 2005. Interest will accrue on any obligations at the five-year Treasury Bill rate. As of December 31, 1997, the Company's allocated potential liability related to this plan is $0.

CONCENTRATION OF CASH HELD AT FINANCIAL INSTITUTION

The Company has some financial risk related to cash in the respect that amounts on deposit at one financial institution at various times, including March 17, 1998, exceed the maximum amount insured by the FDIC.

8. MAJOR CUSTOMERS AND VENDORS:

One of the Company's customers accounted for 19% and 16% of the Company's net sales for the period from January 1, 1998, to March 17, 1998, and for the year ended December 31, 1997, respectively.

Purchases of raw materials from one vendor represented approximately 43% of total raw material purchases for both the periods from January 1, 1998, to March 17, 1998, and for the year ended December 31, 1997.


9. SUBSEQUENT EVENT

ACQUISITION

Pursuant to the terms of the Asset Purchase Agreement (the Agreement) dated March 17, 1998, Crescent, a Delaware corporation, purchased the majority of the assets and assumed certain liabilities of the Company for a total purchase price of approximately $68,924,000. As part of the Agreement, Crescent also obtained the right to the Company's Serta license.

Transaction costs related to the acquisition totaling $924,000 were recorded as operating expenses during the period from January 1, 1998 to March 17, 1998. Additionally, the Company incurred $10,044,000 of compensation expense from January 1, 1998 to March 17, 1998 related to the settlement of a phantom stock plan in place between the Company and certain members of management. This amount is included in general and administrative expenses in the accompanying statement of operations for the period from January 1, 1998 to March 17, 1998. This amount had not been paid as of March 17, 1998 and accordingly, was included in accrued expenses at March 17, 1998.

                         CRESCENT SLEEP PRODUCTS COMPANY

                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                                                               March 31, 2000
                                                                               --------------
ASSETS
Current assets:
   Cash and cash equivalents..............................................      $  3,111,480
   Accounts receivable, less allowance for doubtful accounts
     of $ 432,876      ...................................................         8,057,195
   Other receivables......................................................           227,812
   Inventories............................................................         3,123,350
   Prepaid and other current assets.......................................           374,930
   Deferred income taxes..................................................           539,000
                                                                                ------------
     Total current assets.................................................        15,433,767
Property, plant and equipment, net........................................        16,139,635
Intangible assets, net....................................................        50,291,105
Other assets..............................................................           999,923
Deferred income taxes.....................................................         4,405,000
                                                                                ------------
     Total assets.........................................................      $ 87,269,430
                                                                                ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable.......................................................      $  3,530,104
   Accrued advertising and sales allowances...............................         1,255,840
   Accrued interest.......................................................           139,561
   Other current liabilities..............................................         2,427,736
   Current portion of long-term debt......................................         6,000,000
                                                                                ------------
     Total current liabilities............................................        13,353,241
                                                                                ------------
Bonds payable.............................................................         8,900,000
Long-term debt............................................................        40,141,540
Stock appreciation rights.................................................        11,900,000
                                                                                ------------
     Total long-term liabilities..........................................        60,941,540
                                                                                ------------
Stockholders' equity:
   Class A voting; $.01 par value; 2,000,000 shares authorized, 955,000
         shares issued and outstanding....................................             9,550
   Class B nonvoting; $ .01 par value; 300,000 shares authorized, 152,222
      shares issued and outstanding.......................................             1,522
   Additional paid-in capital.............................................        11,038,928
   Stock warrants........................................................          1,756,000
   Retained earnings......................................................           168,649
                                                                                ------------
     Total stockholders' equity...........................................        12,974,649
                                                                                ------------
     Total liabilities and stockholders' equity...........................      $ 87,269,430
                                                                                ============

The accompanying notes are an integral part of these condensed financial statements.

                         CRESCENT SLEEP PRODUCTS COMPANY

                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                                       For the Three Months Ended
                                                                 ---------------------------------------
                                                                    March 31, 2000       March 31, 1999
                                                                    --------------       --------------

Net sales....................................................    $      19,046,561     $     18,330,835
Cost of sales................................................           10,684,788            9,848,698
                                                                 ------------------    ----------------
     Gross profit............................................            8,361,773            8,482,137
Selling, general and administrative expenses.................            5,138,012            5,003,071
Amortization of intangibles..................................              971,497            1,009,344
                                                                 ------------------    ----------------
     Income from operations..................................            2,252,264            2,469,722
Interest expense, net........................................            1,399,581            1,358,458
Other income, net............................................             (173,933)                  --
                                                                 ------------------    ----------------
     Income before provision for income taxes................            1,026,616            1,111,264
Provision for income taxes...................................              296,735              445,884
                                                                 ------------------    ----------------
     Net income..............................................    $         729,881     $        665,380
                                                                 =================     ================




The accompanying notes are an integral part of these condensed financial statements.

                         CRESCENT SLEEP PRODUCTS COMPANY

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                     For the Three Months Ended
                                                              -------------------------------------
                                                                March 31, 2000       March 31, 1999
                                                                --------------       --------------

Net cash used in operating activities.....................    $      (234,135)     $       (9,166)

Cash flows from investing activities:
   Purchases of property, plant and equipment, net........           (727,749)           (141,509)
   Proceeds from sale of assets...........................            685,989                  --
                                                              ----------------     ---------------
     Net cash used in investing activities................            (41,760)           (141,509)
                                                              -----------------    ---------------

Cash flows from financing activities:
   Payments on long-term debt.............................         (1,250,000)         (1,000,000)
                                                              -----------------    ----------------
     Net cash used in financing activities................         (1,250,000)         (1,000,000)
                                                              -----------------    ----------------

Net decrease in cash and cash equivalents.................         (1,525,895)         (1,150,675)
Cash and cash equivalents, beginning of period............          4,637,375           2,034,216
                                                              ----------------     ---------------
Cash and cash equivalents, end of period..................    $     3,111,480      $      883,541
                                                              ================     ===============




The accompanying notes are an integral part of these condensed financial statements.

                         CRESCENT SLEEP PRODUCTS COMPANY

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.     BASIS OF PRESENTATION

       The accompanying condensed financial statements include the accounts of Crescent Sleep Products Company ("Crescent"). All material intercompany transactions and balances have been eliminated. The interim statements are unaudited and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of Crescent's financial position as of March 31, 2000 and the results of its operations and cash flows for the interim periods presented. In accordance with the rules of the Securities and Exchange Commission, these financial statements do not include all disclosures required by generally accepted accounting principles.

       Operating results for the three month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2000.

2.     INVENTORIES

     Inventories consist of the following (in thousands):
                                                                                                MARCH 31,
                                                                                                  2000
                                                                                                  ----
     Raw materials......................................................................      $2,223,350
     Work-in-process....................................................................         351,832
     Finished goods.....................................................................         548,168
                                                                                             -----------
         Total inventories..............................................................      $3,123,350
                                                                                              ==========

3.     SUBSEQUENT EVENT

       On June 30, 2000, Sleepmaster L.L.C. acquired all of the capital stock of Crescent for approximately $118,277,000 in cash and the assumption of $8,900,000 of industrial revenue bonds. The accompanying financial statements do not reflect any adjustments related the sale of Crescent's stock.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


       On June 30, 2000, Sleepmaster L.L.C. ("Sleepmaster") acquired all of the capital stock of Crescent Sleep Products Company for approximately $118,277,000, including estimated costs of acquisition, pursuant to a stock purchase agreement by and among Crescent, Sleepmaster, and the stockholders listed on the Stockholders Exhibit attached thereto.

       The following unaudited pro forma condensed consolidated financial information of Sleepmaster has been prepared to give effect to the acquisition of Crescent, as well as the previous acquisitions of the Simon Mattress Manufacturing Company ("Simon"), acquired on April 28, 2000, Herr Manufacturing Company ("Herr"), Star Bedding Products (1986) Limited ("Star"), and Adam Wuest Inc. and Adam Wuest Realty (collectively "Adam Wuest") in 1999. The following also gives effect to the issuance of the senior subordinated notes on June 30, 2000 and in 1999 and the application of the proceeds therefrom. The pro forma adjustments presented are based upon available information and assumptions that Sleepmaster believes are reasonable.

       The unaudited pro forma condensed consolidated balance sheet of Sleepmaster as of March 31, 2000 gives effect to the acquisitions of Crescent and Simon as if they had occurred on March 31, 2000. The unaudited pro forma condensed consolidated statements of income of Sleepmaster for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the acquisitions of Crescent and Simon, as if the transactions had occurred as of January 1, 1999 and give effect to the acquisitions of Herr, Star, and Adam Wuest, which actually occurred on February 26, 1999, May 18, 1999, and
November 5, 1999 respectively, and the issuance of the senior subordinated notes on May 18, 1999, including the application of the net proceeds therefrom, as if the transactions had occurred as of January 1, 1999.

       The pro forma financial data should be read in conjunction with Sleepmaster's Annual Report on Form 10-K/A for the year ended December 31, 1999, Sleepmaster's Amendment No. 4 to the Form S-4, filed on November 24, 1999, Sleepmaster's Report on Form 8-K/A filed on July 12, 2000 for Simon and the historical consolidated financial statements of Crescent and the accompanying notes thereto included elsewhere herein. Sleepmaster believes that the assumptions used in the following financial statements provide a reasonable basis on which to present the unaudited pro forma data. The pro forma financial data and related notes are provided for informational purposes only and do not purport to be indicative of the financial position or results of operations that would have actually been obtained had the acquisitions of Crescent, Simon, Herr, Star, and Adam Wuest, and the issuance of the senior subordinated notes, been completed on the dates indicated, or to project Sleepmaster's results of operations for any future date or period.

                               SLEEPMASTER L.L.C.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                             PRO FORMA                    PRO FORMA      PRO FORMA
                                                 HISTORICAL     PRO FORMA  ADJUSTMENTS FOR  PRO FORMA   ADJUSTMENTS FOR      AS
                                                 SLEEPMASTER     SIMON(a)      SIMON        CRESCENT(j)   CRESCENT        ADJUSTED
                                                 -----------    ---------  ---------------  ----------- ---------------  ---------
ASSETS:
Cash and cash equivalents ......................  $   1,746     $   3,627   $  42,379 (b)  $   3,112     $  79,737 (k)   $  11,633
                                                                              (42,379)(c)                   41,500 (l)
                                                                                                          (118,089)(m)
Marketable securities ..........................         --           824                         --                           824
Accounts receivable, net .......................     24,704         5,699                      8,057                        38,460
Accounts receivable-other ......................      1,256            --         225 (d)        228                         1,484
Inventories ....................................      7,883         3,188         (45)(c)      3,123           207 (n)      14,626
Deferred tax assets ............................        720           295                        539                         1,554
Other current assets ...........................      1,031           365          25 (b)        375           (45)(m)       1,706
                                                  ---------     ---------         (45)(c)  ---------                     ---------

   Total current assets ........................     37,340        13,998                     15,434                        70,287
Property, plant and equipment, net .............     20,915         6,928                     16,139                        43,982

Intangible assets, net .........................    129,982            --      19,485 (e)         --        93,394 (o)     296,053
                                                                                6,304 (f)                    4,244 (p)
                                                                                7,532 (g)                   35,112 (q)
                                                                               42,615 (c)                  118,277 (m)
                                                                              (42,615)(h)                 (118,277)(r)
Deferred tax assets                                  12,049          284                       4,405                        16,738
Other assets ...................................      7,408          434       1,085 (b)         297         4,813 (k)      14,037
                                                  ---------     ---------                  ---------                     ---------



        Total assets ...........................  $ 207,694     $  21,644                  $  36,275                     $ 441,097
                                                  =========     =========                  =========                     =========

LIABILITIES AND MEMBERS' EQUITY (DEFICIT):
Accounts payable ...............................  $  16,180     $   2,622                  $   3,530                     $  22,332
Accrued advertising and sales allowances .......      4,846           737                      1,256                         6,839
Accrued interest ...............................      5,096            --                         50         (628) (k)       4,518
Deferred tax liabilities .......................                      208                                                      208
Other current liabilities ......................      4,408         1,296           3 (b)      2,107            78 (k)       8,244
                                                                                  191 (c)                      161 (m)
Current portion of long-term debt ..............      5,013            --                         --         4,000 (k)       9,013
                                                  ---------     ---------                  ---------                     ---------
   Total current liabilities ...................     35,543         4,863                      6,943                        51,154
                                                  ---------     ---------                  ---------                     ---------
Long-term debt .................................    157,248            --      43,361 (b)      8,900       157,500 (k)     290,609
                                                                                                           (76,400)(k)
Deferred tax liabilities                                                        7,532 (g)                   35,112 (q)      42,644
Other liabilities ..............................      1,456           180                         --                         1,636
                                                  ---------     ---------                  ---------                     ---------
   Total long-term liabilities .................    158,704           180                      8,900                       334,889
                                                  ---------     ---------                  ---------                     ---------
Redeemable cumulative preferred interests ......     21,034            --                         --                        21,034
Members' equity (deficit) ......................     (7,587)       16,601         125 (b)     20,432        41,500 (l)      34,020
                                                  ---------     ---------                  ---------                     ---------
                                                                                  225 (d)                      (18)(m)
                                                                              (42,615)(h)                      207 (n)
                                                                               25,789 (i)                 (118,277)(r)
                                                                                                            97,638 (s)

   Total liabilities and members'
      equity (deficit) .........................  $ 207,694     $  21,644                  $  36,275                     $ 441,097
                                                  =========     =========                  =========                     =========

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

The pro forma condensed consolidated balance sheet gives effect to the following pro forma adjustments:

(a) Represents the acquisition of Simon, which occurred on April 28, 2000, derived from the unaudited financial statements of Simon as of March 31, 2000, as previously filed with the SEC on Form 8-K/A on July 12, 2000 (these historical financial statements as included in this filing for Simon were subsequently restated and this filing will be amended. The restated historical Simon financial statements are presented herein), adjusted to eliminate certain assets and liabilities not acquired or assumed by Sleepmaster pursuant to the stock purchase agreement, as follows:

                                                       HISTORICAL                      PRO FORMA
                                                         SIMON     ADJUSTMENTS           SIMON
                                                       ----------  -----------         ---------
                                                                (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents .......................       $ 3,627       $    --           $ 3,627
Marketable securities ...........................           824            --               824
Accounts receivable, net ........................         5,699            --             5,699
Inventory .......................................         3,188            --             3,188
Other current assets ............................           660            --               660
                                                        -------       -------           -------
   Total current assets .........................        13,998            --            13,998
Property and equipment, net .....................         6,928            --             6,928
Intangible assets, net ..........................           505          (505)(2)            --
Other assets ....................................           718            --               718
                                                        -------       -------           -------
   Total assets .................................       $22,149       $  (505)          $21,644
                                                        =======       =======           =======

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable ................................         2,622            --             2,622
Accrued advertising and sales allowances ........           737            --               737
Other current liabilities .......................         1,160          (111)(1)         1,049
Income taxes payable ............................           455            --               455
                                                        -------       -------           -------
   Total current liabilities ....................         4,974          (111)            4,863
Other liabilities ...............................           180            --               180
                                                        -------       -------           -------
   Total liabilities ............................         5,154          (111)            5,043
Stockholders' equity ............................        16,995          (394)           16,601
                                                        -------       -------           -------
   Total liabilities and stockholders' equity ...       $22,149       $  (505)          $21,644
                                                        =======       =======           =======


       (1) Deferred compensation relating to an incentive compensation agreement with a key employee which was paid by seller. This agreement was eliminated as of the acquisition date.

       (2) Elimination of Historical Goodwill (Refer to adjustment (f) for calculation of Goodwill upon acquisition)


(b) Represents adjustments to reflect proceeds from the issuance of $35,000 term debt and a revolving loan borrowing of $8,361, net of estimated closing costs of $1,085, and $125 of common interests contributed by Sleepmaster Holdings L.L.C.

(c) Represents adjustments to record the acquisition of Simon for $42,615, including estimated costs of acquisition.

(d) Represents adjustment of Simon's inventory to its estimated fair value at the date of acquisition.

(e) Represents an allocation of the purchase price for the fair value ascribed to the Serta license.

(f) Represents adjustment to record the excess of purchase price over the estimated fair values of the net assets acquired of Simon as follows:

       Purchase price, including estimated costs of acquisition................   $   42,615
       Net book value of net tangible assets acquired..........................      (16,601)
       Adjustment to book value of Simon's inventory (see adjustment (d)) .....         (225)
       Serta license (adjustment (e))..........................................      (19,485)
                                                                                  ----------
       Goodwill................................................................   $    6,304
                                                                                  ==========

(g) Represents adjustment to record a deferred tax liability associated with the Serta license acquired and related goodwill.

(h) Represents the elimination entries required to reflect the consolidation of Simon with Sleepmaster and its existing subsidiaries.

(i) Represents adjustments to members' equity (deficit) as a result of the acquisition of Simon as follows:

       Goodwill (adjustment (f)) ..............................................        6,304
       Serta license (adjustment (e))..........................................       19,485
                                                                                  ----------
       Total...................................................................   $   25,789
                                                                                  ==========

(j) Represents the acquisition of Crescent, which occurred on June 30, 2000, derived from the unaudited financial statements of Crescent as of March 31, 2000, included elsewhere herein, adjusted to eliminate certain assets and liabilities not acquired or assumed by Sleepmaster pursuant to the stock purchase agreement, as follows:

                                                       HISTORICAL                         PRO FORMA
                                                        CRESCENT    ADJUSTMENTS           CRESCENT
                                                       ----------  ------------           ---------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents .......................       $  3,112       $     --           $  3,112
Accounts receivable, net ........................          8,057             --              8,057
Other receivables ...............................            228             --                228
Inventories .....................................          3,123             --              3,123
Prepaid and other current assets ................            375             --                375
Deferred income taxes ...........................            539             --                539
                                                        --------       --------           --------
   Total current assets .........................         15,434             --             15,434
Property, plant and equipment, net ..............         16,139             --             16,139
Intangible assets, net ..........................         50,291        (50,291)(6)             --
Other assets ....................................          1,000           (703)(5)            297
Deferred income taxes ...........................          4,405             --              4,405
                                                        --------       --------           --------
   Total assets .................................       $ 87,269       $(50,994)          $ 36,275
                                                        ========       ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable ................................          3,530             --              3,530
Accrued advertising and sales allowances ........          1,256             --              1,256
Accrued interest ................................            139            (89)(3)             50
Other current liabilities .......................          2,428           (236)(7)          2,107
                                                                            (85)(4)
Current portion of long-term debt ...............          6,000         (6,000)(2)             --
                                                        --------       --------           --------
   Total current liabilities ....................         13,353         (6,410)             6,943
                                                        --------       --------           --------
Bonds payable ...................................          8,900             --              8,900
Long-term debt ..................................         40,141        (40,141)(2)             --
Stock appreciation rights .......................         11,900        (11,900)(1)             --
                                                        --------       --------           --------
   Total long-term liabilities ..................         60,941        (52,041)             8,900
                                                        --------       --------           --------
Stockholders' equity ............................         12,975          7,457             20,432
                                                        --------       --------           --------
   Total liabilities and stockholders' equity ...       $ 87,269       $(50,994)          $ 36,275
                                                        ========       ========           ========

       (1) Amount relates to an agreement which provided stock appreciation rights to various key employees which was paid by sellers at closing. This agreement was eliminated as of the acquisition date.

       (2) Debt of Crescent which Sleepmaster did not assume pursuant to the stock purchase agreement.

       (3)    Accrued interest on debt not assumed by Sleepmaster (Note 2).

       (4) Accrued bonuses relating to an incentive compensation agreement with key employees which were paid by sellers at closing. This agreement was eliminated as of the acquisition date.

       (5) Deferred financing fees associated with debt not assumed by Sleepmaster (Note 2).

       (6) Elimination of Historical Goodwill (Refer to adjustment (p) for calculation of Goodwill upon acquisition)

       (7)    Income taxes payable not assumed by Sleepmaster

(k) Represents adjustments to reflect proceeds from the issuance of $132,500 term debt, a revolving loan borrowing of $4,000, and $25,000 of 13.4% senior subordinated notes, net of estimated closing costs of $4,813. Additionally, some of these proceeds were used to repay the principal and interest outstanding under the existing credit facility totaling $76,400 and $628, respectively.

(l) Represents a cash contribution by Sleepmaster Holdings L.L.C. of $41,500 in return for common interests in Sleepmaster.

(m) Represents adjustments to record the acquisition of Crescent for $118,277, including estimated costs of acquisition.

(n) Represents adjustment of Crescent's inventory to its estimated fair value at the date of acquisition.

(o) Represents an allocation of the purchase price for the fair value ascribed to the Serta license.

(p) Represents adjustment to record the excess of purchase price over the estimated fair values of the net assets acquired of Crescent as follows:

       Purchase price, including estimated costs of acquisition....................   $ 118,277
       Net book value of net tangible assets acquired..............................     (20,432)
       Adjustment to book value of Crescent's inventory (see adjustment (n)) ......        (207)
       Serta license (adjustment (o))..............................................     (93,394)
                                                                                      ----------
       Goodwill....................................................................   $   4,244
                                                                                      =========

(q) Represents adjustment to record a deferred tax liability associated with the Serta license acquired and related goodwill.

(r) Represents the elimination entries required to reflect the consolidation of Crescent with Sleepmaster and its existing subsidiaries.

(s) Represents adjustments to members' equity (deficit) as a result of the acquisition of Crescent as follows:

       Goodwill (adjustment (p)) ..................................................       4,244
       Serta license (adjustment (o))..............................................      93,394
                                                                                      ---------
       Total.......................................................................      97,638
                                                                                      =========

                               SLEEPMASTER L.L.C.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)


                                                                                                                    PRO FORMA
                                                                                                    PRO FORMA          AS
                                                                                                   ADJUSTMENTS      ADJUSTED
                                                                                                    FOR HERR,       FOR HERR,
                                                                                    HISTORICAL         STAR,          STAR,
                                       HISTORICAL      HISTORICAL      HISTORICAL      ADAM             AND          AND ADAM
                                      SLEEPMASTER       HERR (a)         STAR (b)    WUEST (c)       ADAM WUEST        WUEST
                                      -----------      ----------      ----------   ----------     ------------     ---------
Net sales ..........................   $ 171,319       $   2,748       $   5,753    $  42,582             (40)(d)   $ 222,362
Cost of sales ......................     104,924           1,697           3,533       24,292             (40)(d)     134,402
                                                                                                           (4)(e)
                                       ---------       ---------       ---------    ---------                       ---------
     Gross profit ..................      66,395           1,051           2,220       18,290                          87,960

Selling, general & administrative
   expenses ........................      43,322             739           1,188       12,524            (370)(f)      57,320
                                                                                                          (83)(h)

Amortization of intangibles ........       2,216               3              --           --           1,359 (i)       3,578
                                       ---------       ---------       ---------    ---------                       ---------
     Operating income ..............      20,857             309           1,032        5,766                          27,062
Interest expense, (net) ............      12,536               2               9           76              64 (g)      17,421
                                                                                                        4,734 (j)


Other expense (income), net ........          83             (16)             (9)         (21)                             37
                                       ---------       ---------       ---------    ---------                       ---------
     Income (loss) before income
     taxes and extraordinary
     items .........................       8,238             323           1,032        5,711                           9,604
Provision (benefit) for income
   taxes ...........................       3,248             126             351        2,250 (l)      (2,191) (k)      3,784
                                       ---------       ---------       ---------    ---------                       ---------
     Income (loss) before
     extraordinary items ...........   $   4,990       $     197       $     681    $   3,461                       $   5,820
                                       =========       =========       =========    =========                       =========


                                                     PRO FORMA
                                      HISTORICAL    ADJUSTMENTS     PRO FORMA
                                       SIMON (m)     FOR SIMON     AS ADJUSTED
                                      ----------    -----------    -----------
Net sales ..........................   $  59,021                    $ 281,383
Cost of sales ......................      36,118          225 (r)     170,745

                                       ---------                    ---------
     Gross profit ..................      22,903                      110,638

Selling, general & administrative
   expenses ........................      18,869          (99)(n)      76,038
                                                          (52)(n)

Amortization of intangibles ........          --          813 (o)       4,391
                                       ---------                    ---------
     Operating income ..............       4,034                       30,209
Interest expense, (net) ............        (208)       4,184 (p)      21,594
                                                          197 (q)


Other expense (income), net ........        (427)                        (390)
                                       ---------                    ---------
     Income (loss) before income
     taxes and extraordinary
     items .........................       4,669                        9,005
Provision (benefit) for income
   taxes ...........................       1,630      (1,856)(s)        3,558
                                       ---------                    ---------
     Income (loss) before
     extraordinary items ...........   $   3,039                    $   5,447
                                       =========                    =========

                               SLEEPMASTER L.L.C.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                  PRO                           PRO FORMA
                                                 FORMA                          ADJUSTMENTS        PRO
                                                   AS         HISTORICAL           FOR          FORMA AS
                                                ADJUSTED      CRESCENT (t)       CRESCENT       ADJUSTED
                                                ---------     ------------      -----------     ---------
Net sales .................................     $ 281,383      $  78,358                        $ 359,741

Cost of sales .............................       170,745         41,833            207 (x)       212,785
                                                ---------      ---------                        ---------

     Gross profit .........................       110,638         36,525                          146,956
Selling, general &
     administrative expenses ..............        76,038         28,625           (433)(u)        96,928
                                                                                 (6,700)(u)
                                                                                   (602)(u)
Amortization of intangibles ...............         4,391          3,881         (3,886)(u)         7,699
                                                ---------      ---------                        ---------
                                                                                  3,313 (v)


     Operating income .....................        30,209          4,019                           42,329
Interest expense, (net) (a) ...............        21,594          5,306         (4,973)(u)        31,261
                                                                                   (283)(u)
                                                                                  9,617 (w)
Other expense (income), net ...............          (390)            (6)                            (396)
                                                ---------      ---------                        ---------
     Income (loss) before income
     taxes and extraordinary items ........         9,005         (1,281)                          11,464
Provision (benefit) for income taxes ......         3,558           (318)         1,288 (y)         4,528
                                                ---------      ---------                        ---------
     Income (loss) before
     extraordinary items ..................     $   5,447      $    (963)                       $   6,936
                                                =========      =========                        =========

                               SLEEPMASTER L.L.C.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2000
                             (DOLLARS IN THOUSANDS)


                                                                PRO FORMA                                PRO FORMA
                                     HISTORICAL    HISTORICAL  ADJUSTMENTS    PRO FORMA   HISTORICAL    ADJUSTMENTS   PRO FORMA
                                     SLEEPMASTER   SIMON (m)    FOR SIMON    AS ADJUSTED  CRESCENT (t)  FOR CRESCENT  AS ADJUSTED
                                     -----------   ----------  -----------   -----------  ------------  ------------  -----------
Net sales ..........................  $ 56,101      $ 14,880                   $ 70,981   $ 19,047                     $ 90,028
Cost of sales ......................    34,839         9,250                     44,089     10,685                       54,774

                                      --------      --------                   --------   --------                     --------
    Gross profit ...................    21,262         5,630                     26,892      8,362                       35,254

Selling, general & administrative
    expenses .......................    14,255         5,351        (25)(n)      19,581      5,138       (108)(u)        24,536
                                                                                                          (75)(u)
Amortization of intangibles ........       842            --        203(o)        1,045        971       (971)(u)         1,873
                                                                                                          828 (v)
                                      --------      --------                   --------   --------                     --------
    Operating income ...............     6,165           279                      6,266      2,253                        8,845
Interest expense, (net) (a) ........     4,537            --      1,046(p)        5,632      1,400     (1,230)(u)         8,136
                                                                     49(q)                                (71)(u)
                                                                                                        2,405 (w)
Other expense (income), net ........        32           (78)                       (46)      (174)                        (220)
                                      --------      --------                   --------   --------                     --------
    Income before income taxes .....     1,596           357                        680      1,027                          929
Provision (benefit) for income
    taxes ..........................       624           124       (480)(s)         268        297       (198)(y)           367
                                      --------      --------                   --------   --------                     --------
    Net income .....................  $    972      $    233                   $    412   $    730                     $    562
                                      ========      ========                   ========   ========                     ========

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)


       The pro forma consolidated statements of income for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the following pro forma adjustments:


       (a) Represents the results of operations of Herr prior to its acquisition for the period from January 1, 1999 to February 25, 1999.

       (b) Represents the results of operations of Star prior to its acquisition for the period from January 1, 1999 to May 18, 1999.

       (c) Represents the results of operations of Adam Wuest prior to its acquisition for the period from January 1, 1999 to November 4, 1999.

                                                                                                           YEAR ENDED
                                                                                                       DECEMBER 31, 1999
                                                                                                       -----------------
       (d)    Elimination of intercompany sales transactions                                                  $ 40

       (e)    Decreased depreciation expense of Herr's factory machinery and equipment based upon the application of the straight-line method of depreciation, in conformity with Sleepmaster's accounting policy, compared with an accelerated method used in the
              historical financial statements of Herr                                                          $ 4

       (f)    Represents expense associated with phantom stock
              compensation arrangements for certain key employees and
              non-shareholder officers of Adam Wuest that will not be
              continued after the acquisition. This adjustment is solely as the result of changed circumstances that will exist
              after the acquisition. The duties and responsibilities of
              these employees will not be diminished or cause other costs to be incurred to offset the pro forma adjustment to
              compensation expense                                                                           $ 370

       (g)    Represents an adjustment to record fees associated with the letter of credit collateralizing the economic development revenue
              bonds of Adam Wuest                                                                             $ 64

       (h)    Represents an adjustment to depreciation expense to conform the
              depreciation method used by Adam Wuest with that of Sleepmaster                                 $ 83

       (i) Represents the amortization over 40 years of the excess of purchase price over the estimated fair values of the net assets acquired of Herr, Star and Adam Wuest as follows:

              Herr for the period from January 1, 1999 through February 25,
              1999, Star for the period from January 1, 1999 to May 17, 1999 and Adam Wuest for the period from January 1, 1999 to November 4,
              1999                                                                                         $ 1,359

                                                                                                         YEAR ENDED
                                                                                                     DECEMBER 31, 1999
                                                                                                     -----------------
       (j)    Interest expense on the notes                                                                   $ 4,779

              Amortization of issuance costs associated with
              the old note offering over the life of the notes                                                  $ 214

              Elimination of interest expense as a result of the
              repayment of certain indebtedness with the proceeds from
              the old note offering. Pro forma interest expense
              associated with debt incurred in connection with the
              acquisition of Herr has not been included herein since the acquisition debt is assumed to be repaid from the proceeds
              from the old note offering                                                                     $ (2,860)


              Elimination of amortization expense of debt issuance costs as a result of the write-off thereby due to early repayment of certain indebtedness. Pro forma amortization of debt
              issuance costs associated with incremental debt incurred in connection with the acquisition of Herr has not been
              included herein since the debt issuance costs are assumed
              to be written off when the associated debt is repaid from
              the proceeds from the old note offering                                                          $ (247)

              Elimination of interest expense associated with debt of Star not assumed by
              Sleepmaster                                                                                        $ (9)

              Elimination of interest expense associated with related party capital lease
              obligation of Adam Wuest                                                                         $ (291)

              Elimination of interest income related to Adam Wuest's cash and cash equivalents and
              marketable securities                                                                             $ 216

              Interest expense associated with debt incurred in connection with the acquisition of
              Adam Wuest                                                                                      $ 2,667

              Interest expense on economic development revenue bonds assumed in connection with
              the acquisition of Adam Wuest                                                                      $ 94

              Amortization of issuance costs associated with debt incurred in connection with the
              acquisition of Adam Wuest                                                                         $ 171
                                                                                                                -----

              Total                                                                                           $ 4,734
                                                                                                              =======


       (k) Represents an adjustment to income tax expense for the effects of the aforementioned adjustments (e) through (k) (39.4% effective tax rate for the year ended December 31, 1999 and for the three months ended March 31, 2000).

       (l) Represents an adjustment to income tax expense (39.4% effective tax rate) as a result of including the results of operations of Adam Wuest indicated in adjustment (d). Prior to the acquisition, Adam Wuest had elected to include its taxable income with that of its shareholders and consequently did not provide for income taxes at the corporate level.

       (m) Derived from the audited financial statements of Simon for the year ended December 31, 1999 and from the unaudited financial statements of Simon for the period January 1, 2000 through March 31, 2000, as previously filed with the SEC on Form 8-K/A on July 12, 2000. (These historical financial statements as included in this filing for Simon were subsequently restated and this filing will be amended. The restated historical Simon financial statements are presented herein.)

                                                                                   YEAR ENDED             THREE MONTHS ENDED
                                                                               DECEMBER 31, 1999            MARCH 31, 2000
                                                                               -----------------        --------------------
       (n)    Represents the elimination of costs incurred
              by Simon that Sleepmaster has not assumed:

                Expense associated with the salary paid (including
                payroll taxes) to the chairman whose employment will not
                continue after the acquisition as provided for in the
                purchase agreement                                                   $ (99)                   $ (25)

                Expense associated with a deferred compensation
                agreement with a certain key employee that will not be
                continued after the acquisition                                      $ (52)                      --

       (o)    Amortization over 40 years for the following-

                The excess of the purchase price over the
                estimated fair values of the net tangible assets
                acquired of Simon                                                    $ 158                     $ 39

                Serta license acquired from Simon                                    $ 466                     $117

                Additional goodwill resulting from recording
                deferred tax liability associated with the fair
                value ascribed to the Serta license                                  $ 189                     $ 47
                                                                                       ---                       --

                     Total                                                           $ 813                    $ 203
                                                                                     =====                    =====
       (p)    Interest expense associated with debt incurred in
              connection with the acquisition of Simon                             $ 4,184                  $ 1,046

       (q)    Amortization of issuance costs associated with debt
              incurred in connection with the acquisition of Simon                   $ 197                     $ 49



       If the variable rate of interest on the additional debt incurred in connection with the acquisition of Simon were to increase by 1/8%, pro forma net income would decrease by $32 and $8 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively. If such variable rate were to decrease by 1/8%, pro forma net income would increase by $32 and $8 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.

       (r) Adjustment in connection with recording Simon's inventory at its estimated fair value.

       (s) Represents an adjustment to income tax expense for the effects of the aforementioned adjustments (o) through (s) (39.5% effective rate for the year ended December 31, 1999 and for the three months ended March 31, 2000).

       (t) Derived from the audited financial statements of Crescent for the year ended December 31, 1999 and from the unaudited financial statements of Crescent for the period January 1, 2000 through March 31, 2000, included elsewhere herein.



                                                                                      YEAR ENDED          THREE MONTHS ENDED
                                                                                  DECEMBER 31, 1999         MARCH 31, 2000
                                                                                  -----------------         --------------
       (u)    Represents the elimination of costs incurred
              by Crescent that Sleepmaster has not assumed:

                Expense associated with the salary (including bonuses and
                payroll taxes) paid to the chief executive officer whose
                employment will not continue after the acquisition as
                provided for in the purchase agreement                             $    (433)                 $   (108)

                Expense associated with stock appreciation right agreements to certain key employees that will not continue after the
                acquisition. This adjustment is solely as the result of changed circumstances that will exist after the acquisition. The duties and responsibilities of these employees will not be diminished or cause other costs to be incurred to offset the pro forma adjustment to compensation expense. (Crescent did not record this expense in the three months ended March 31, 2000. As such,
                no adjustment is necessary)                                        $  (6,700)                      --


                Interest expense associated with debt of Crescent
                not assumed by Sleepmaster                                         $  (4,973)                 $ (1,230)

                Amortization expense of debt issuance costs and
                original issue discount associated with debt of Crescent           $    (283)                 $    (71)


                Represents expense associated with management fees
                relating to strategic guidance and lending relationships
                that will not continue after the
                acquisition                                                        $    (602)                 $    (75)

                Amortization expense related to
                goodwill of Crescent                                               $  (3,886)                 $   (971)


       (v)    Amortization over 40 years for the following-

                The excess of the purchase price over the
                estimated fair values of the net tangible assets                   $     106                  $     27
                acquired of Crescent

                Serta license acquired from Crescent                               $   2,329                  $    582

                Additional goodwill resulting from recording
                deferred tax liability associated with the fair
                value ascribed to the Serta license                                $     878                  $    219
                                                                                   ---------                  --------


                      Total                                                        $   3,313                  $    828
                                                                                   =========                  ========
       (w)    Interest expense associated with debt incurred in
              connection with the acquisition of Crescent                          $   5,527                  $  1,382

              Interest expense associated with the issuance of senior
              subordinated notes in connection with acquisition of
              Crescent                                                             $   3,350                  $    838

              Amortization of issuance costs associated with debt
              incurred in connection with the acquisition of Crescent              $     740                  $    185
                                                                                   ---------                  --------

                   Total                                                           $   9,617                  $  2,405
                                                                                   =========                  ========




       If the variable rate of interest on the debt incurred in connection with the acquisition of Crescent were to increase by 1/8%, pro forma net income would decrease by $45 and $11 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively. If such variable rate were to decrease by 1/8%, pro forma net income would increase by $45 and $11 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.

       (x) Adjustment in connection with recording Crescent's inventory at its estimated fair value.

       (y) Represents an adjustment to income tax expense for the effects of the aforementioned adjustments (v) through (y) (39.5% effective rate for the year ended December 31, 1999 and for the three months ended March 31, 2000).

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Linden, State of New Jersey.

                                      SLEEPMASTER L.L.C.



                                      By:  /s/  Charles Schweitzer
                                           -------------------------------------
                                           President and Chief Executive Officer

Dated:  September 13, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

                  SIGNATURE                                    CAPACITY                                 DATE
                  ---------                                    --------                                 ----

           /s/  Charles Schweitzer                 President and Chief Executive                  September 13, 2000
           -------------------------------                Officer, Advisor
                Charles Schweitzer


           /s/   James P. Koscica                    Executive Vice President and Chief           September 13, 2000
           -------------------------------               Financial Officer, Advisor
                 James P. Koscica